EXHIBIT 32.2

STATEMENT OF
PRINCIPAL ACCOUNTING OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, James G. Loofbourrow, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-QSB for the fiscal quarter ended April 30, 2005 of Entrada Networks, Inc. fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Quarterly Report on Form 10-QSB for the fiscal quarter ended April 30, 2005 of Entrada Networks, Inc fairly presents, in all material respects, the financial condition and results of operations of Entrada Networks, Inc.

/s/ James G. Loofbourrow

Name: James G. Loofbourrow
Date: June 18, 2005